SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS AGREEMENT (the "**Agreement**") is made effective as of the 6th day of August, 2021 ("**Effective Date**")

BETWEEN:

GTA OFFICE DMM INC.
(hereinafter referred to as the "**Vendor**")

- and -

VISIONARY EDUCATION REAL ESTATE GROUP INC.
(hereinafter referred to as the "**Purchaser**")

WHEREAS 123 Real Estate Development Ontario Ltd., as purchaser, and the Vendor, as vendor, are parties to an agreement of purchase and sale dated May 19, 2021, as amended by a first amendment to purchase agreement made between the Vendor and the Purchaser (as successor in interest to 123 Real Estate Development Ontario Ltd.) dated July 26, 2021 (such agreement, as amended or supplemented to the date hereof, being referred to herein as the "**Purchase Agreement**") for the property municipally known as 95-105 Moatfield Drive, Toronto, Ontario;

AND WHEREAS the parties hereto wish to amend the Purchase Agreement on the terms and conditions herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this agreement and the sum of $10.00 now paid by each of the parties to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree and covenant as follows:

1. **Definitions**

Unless otherwise defined herein, all capitalized terms used in this agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

2. **Definitions**

(a) The definition of "**Condition Date**" set out in Section 1.1 of the Purchase Agreement is hereby deleted and replaced with the following:

" "**Condition Date**" means September 17, 2021."

3. **Successors and Assigns**

This agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns.

4. **Time of the Essence and Ratification**

All other terms and conditions of the Purchase Agreement continue to be in force and full effect. Time shall continue to be of the essence.

5. **Headings, Extended Meanings**

The headings in this agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof. In this agreement, words importing the singular include the plural and *vice versa*; words importing the masculine gender include the feminine and *vice versa*; and words importing person include firms or corporations and *vice versa*.

6. **Counterparts**

This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution copies of this agreement may be delivered by electronic transmission or fax and the parties agree to accept and be bound by signatures on any document that is delivered by electronic transmission or fax. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same effect as an original signature on an original document.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

GTA OFFICE DMM INC.

by: ______________________________
Name:
Title:

I have the authority to bind the Corporation.

VISIONARY EDUCATION REAL ESTATE GROUP INC.

by: ______________________________
Name: Fan Zhou
Title: Director

I have the authority to bind the Corporation.